        Ex 99.1

Newsmax Announces Fourth Quarter and Fiscal Year 2025
Financial Results

Company Reports Record Full-Year Revenues of $189.3 million, a 10.7% Year-Over-Year Increase, Outpacing Election-Year Comparison

Broadcast Revenues Increase to $153.3 million, a 17.3% Increase Year-Over-Year

Newsmax Remains the Fourth Highest-Rated Cable News Channel, Reaching More Than 58 Million Total Viewers

Company Projects Accelerated Revenue Growth in 2026

BOCA RATON, FL – March 26, 2025 – Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) today announced its financial results for the fourth quarter and full-year ended December 31, 2025.

2025 Business and Operational Highlights

•Delivered record full-year 2025 revenues of $189.3 million, representing a 10.7% year-over-year increase and achieving results at the high end of the Company’s full-year guidance range, despite a challenging post-election year comparison.
•Expanded domestic distribution through new and renewed multi-year carriage agreements, including a multi-year renewal with YouTube TV, maintaining Newsmax’s placement in the platform’s base package and extending Newsmax+ availability through YouTube Prime-time Channels beginning in 2026.
•Advanced the Company’s international expansion strategy through new multi-year distribution agreements across Europe and the Middle East, including launches in France, Israel and Cyprus, and a brand license agreement to launch Newsmax Ukraine, extending the Company’s reach to more than 100 countries worldwide.
•Continued to scale the Company’s streaming and digital platforms through the expansion of Newsmax2 across major FAST and connected TV platforms and ongoing investment in exclusive content for the Newsmax+ subscription service.
•Maintained Newsmax’s position as the fourth highest-rated cable news channel in the United States while expanding total audience reach across cable, streaming, digital and social media platforms, reaching more than 58 million total viewers in 2025 and finishing #6 among all cable channels in total day ratings, according to Nielsen.

Management Commentary

“Fiscal year 2025 was a defining year for Newsmax,” said Christopher Ruddy, Chief Executive Officer of Newsmax. “In our first year as a public company, we delivered double digit revenue growth and expanded our audience reach across cable, FAST and digital platforms, even in a non-election year when industry-wide viewership and advertising demand typically normalize. We broadened both our domestic and international distribution footprint, extending Newsmax to new platforms and markets around the world, while reinforcing our position as the fourth highest-rated cable news network. These achievements underscore the strength of our multi-platform model and diversified revenue streams that benefit from the continued demand for independent, values-driven journalism, which resonates with audiences across all of our platforms.”

Ruddy continued, “Looking ahead, with key milestones completed and the costs of becoming a public company largely absorbed, we are well positioned to accelerate our growth trajectory with strategic investment initiatives across content, distribution and technology. As we enter 2026 , we believe Newsmax is entering this next chapter from a position of strength, supported by a solid financial foundation, expanding distribution and a clear focus on sustainable, long-term growth for our shareholders.”

Financial Results:

Revenue by Segment by Component Summary Table (unaudited):

($ in millions)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Broadcasting
Advertising	$29.8	$27.0	10.5%	$104.3	$89.4	16.7%
Affiliate fee	7.8	6.6	17.9%	30.6	26.7	14.9%
Subscription	3.6	3.7	(0.7)%	14.9	12.4	20.2%
Other	1.2	0.4	176.9%	3.6	2.3	53.9%
Total Broadcast revenues	$42.5	$37.8	12.6%	$153.3	$130.7	17.3%

Digital
Advertising	$4.1	$5.0	(17.3)%	$16.0	$19.7	(19.0)%
Subscription	3.0	3.4	(10.2)%	12.7	14.5	(13.0)%
Product sales	2.6	1.6	64.2%	7.3	6.0	20.7%
Total Digital revenues	$9.7	$9.9	(2.0)%	$35.9	$40.3	(10.9)%
Total Revenues	$52.2	$47.7	9.6%	$189.3	$171.0	10.7%

Fourth Quarter 2025 Financial Highlights:

•Newsmax reported total quarterly revenues of $52.2 million for the three-month period ended December 31, 2025, representing a 9.6% year-over-year increase.

•Total broadcasting revenues grew 12.6% year-over year to $42.5 million for the fourth quarter of 2025, underscoring continued growth even in a non-election year. This was driven by affiliate fee revenue growth, higher ratings and pricing for broadcasting ad revenue, and licensing growth.
•Newsmax reported a quarterly Net Loss of $(3.0) million as compared to a net loss of $(6.9) million reported in same quarter in the prior year, primarily driven by higher strategic investments in headcount, programming and production capabilities to support the ongoing expansion and enhancement of our content offering, stock-based compensation costs, offset by higher broadcasting advertising, affiliate fees, book sales and licensing revenue.
•Quarterly adjusted EBITDA was $(1.3) million, a decrease of $(3.8) million from the amount reported in the same quarter last year, primarily due to higher production and programming expense, increased personnel, increase legal, consulting and public company costs. (See reconciliation of net loss to adjusted EBITDA below).
•The Company ended the quarter with $131.3 million in cash and short-term investments. cash and cash equivalents were $20.4 million and short-term investments were $110.9 million.

Fiscal Year 2025 Financial Highlights:

•Newsmax reported total revenues of $189.3 million for the year ended December 31, 2025, representing a 10.7% year-over-year increase.
oTotal broadcasting revenues increased 17.3% year-over-year to $153.3 million, driven by an increase in advertising revenue due to higher ratings and pricing, timing of new affiliate contractual relationships and growth of subscription revenue from Newsmax+.
•Newsmax reported a net loss of $(99.5) million for full year 2025, largely driven by approximately $79 million in legal settlement expenses, along with stock-based compensation costs, non-cash derivative and warrant liability adjustment and higher production and programming investments, partially offset by higher Broadcasting advertising revenues, affiliate fees and licensing fees.
•Full-year adjusted EBITDA was $(6.5) million, reflecting continued strategic investments in content, talent, technology and public company infrastructure. (See reconciliation of net loss to adjusted EBITDA below).

Fiscal Year 2026 Outlook

The Company is issuing full-year 2026 guidance as follows:

•Full-year revenue of $212 million to $216 million, representing 13% year-over-year growth at the midpoint of the range.

“Our full-year 2025 results reflect disciplined execution across the business, with revenue performance at the high end of our guidance range despite a challenging post-election comparison,” commented Darryle Burnham, Chief Financial Officer of Newsmax. “We ended the year with a strong balance sheet and increased financial flexibility following our transition to a public company, and as we look ahead, we are confident in our financial outlook and are focused on prudent investment in content, technology and distribution initiatives that support sustainable, long-term shareholder value.”

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation's leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major pay TV providers. Newsmax's media properties reach more than 50 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches over 24 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax "a news powerhouse."

For more information, please visit Investor Relations | Newsmax Inc.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from, among other things, comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media, large shareholders exiting their position in our

Common Stock, any negative public perception of us, sales of shares previously registered for resale, or other uncertainties and the factors set forth in the sections entitled "Risk Factors" in Newsmax's Annual Report on Form 10-K for the twelve months ended December 31, 2025 and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES

This press release contains a financial measure that has not been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). This financial measure is Adjusted EBITDA.

Non-GAAP financial measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA1 is defined as revenues less cost of revenues and general and administrative expenses and does not include depreciation and amortization, interest expense, net, impairment charges, unrealized gains (losses) on marketable securities, other corporate matters (consisting primarily of certain litigation expenses, and related fees, for specific legal proceedings that the Company has determined are infrequent and unusual in terms of their magnitude), other, net, and income tax expense.

You are encouraged to evaluate each adjustment used in calculating our non-GAAP financial measure and the reasons we consider our non-GAAP financial measure appropriate for supplemental analysis. In evaluating our non-GAAP financial measure, you should be aware that in the future we may incur expenses similar to the adjustments in our presentation. Our non-GAAP financial measure has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of our non-GAAP financial measure should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our non-GAAP financial measure may not be comparable to other companies. Please see a historical reconciliation of this measure to the most comparable GAAP measure presented in our consolidated financial statements below.

1 The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net loss to adjusted EBITDA on page 11.

NEWSMAX INC.
CONSOLIDATED BALANCE SHEET
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$20,433,021	$24,052,887
Funds held in escrow	20,000,000	-
Investments	110,895,693	58,310,955
Accounts receivable, net	33,414,435	28,265,721
Inventories, net	2,027,168	1,792,697
Prepaid expenses and other current assets	8,690,490	8,925,294
Total current assets	195,460,807	121,347,554

Property and equipment, net	6,264,885	6,225,617
Right-of-use assets - operating leases	8,823,716	7,191,606
Other assets	8,711,807	10,698,660
Security deposits	581,863	609,426
Funds held in escrow	20,000,000	-
Total assets	$239,843,078	$146,072,863

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$16,770,777	$14,670,846
Accrued expenses	11,837,167	9,882,720
Accrued payroll	2,826,595	2,220,872
Accrued distribution	231,187	1,068,366
Deferred revenue	12,599,119	13,652,699
Operating lease liability	3,938,001	3,894,102
Finance lease liability	124,970	199,237
Settlement liability	26,487,028	29,099,265
Share repurchase liability	6,461,320	-
Warrant liability	-	6,499,821
Derivative liability	-	41,459,418
Total current liabilities	81,276,164	122,647,346

Long-term liabilities
Deferred revenue - non-current	3,148,945	2,835,218
Operating lease liability - non-current	5,287,134	4,049,256
Finance lease liability - non-current	4,961	129,930
Other long-term liabilities	925,000	-
Settlement liability - non-current	43,152,322	25,477,941
Total liabilities	$133,794,526	$155,139,691

NEWSMAX INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited)

	December 31, 2025	December 31, 2024
Commitments and contingencies (Note 11)
Convertible and redeemable preferred stock, $0.001 par value; 11,034 shares authorized; and 0 and 5,575 shares issued and outstanding as of December 31, 2025 and December 31, 2024	$-	$128,576,901

Stockholders’ equity (deficit)
Convertible and redeemable preferred stock, $0.001 par value; 60,000 shares authorized; and 0 and 27,612 shares issued and outstanding as of December 31, 2025 and December 31, 2024	-	86,742,045
Class A common stock, 0.001 par value; 50,000,000 shares authorized; 39,239,297 shares issued and outstanding; Class B common stock, 0.001 par value; 940,000,000 shares authorized 89,889,822 shares issued and outstanding at December 31, 2025. Class A common stock, 0.001 par value; 50,000,000 Class A shares authorized; 68,127,538 Class A shares issued and outstanding at December 31, 2024; 940,000,000 Class B shares authorized; 0 Class B shares issued and outstanding at December 31, 2024 (1)	129,129	10
Treasury stock, 0 and 27,061,584 shares at cost, respectively	-	(14,622,222)
Additional paid-in capital	433,325,830	18,056,702
Accumulated other comprehensive income (loss)	464,365	(52,849)
Accumulated deficit	(327,870,772)	(227,767,415)
Total stockholders’ equity (deficit)	106,048,552	(137,643,729)
Total liabilities, convertible and redeemable preferred stock and stockholders’ equity (deficit)	$239,843,078	$146,072,863

NEWSMAX INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Years Ended December 31,
(unaudited)

	2025	2024
Revenues
Service revenue	$182,001,581	$165,006,126
Product revenue	7,253,340	6,010,329
Total revenues	189,254,921	171,016,455

Cost of services	110,417,854	87,769,267
Cost of products sold	4,414,694	5,252,014
Gross profit	74,422,373	77,995,174

General and administrative expenses
Personnel costs	32,937,356	25,564,977
Advertising costs	21,673,886	16,872,315
Professional fees	13,441,528	6,714,104
Rent and utilities	6,003,909	5,978,377
Depreciation	2,789,875	3,115,635
Other corporate matters	78,612,413	76,940,693
Other	18,817,975	12,617,313
Total general and administrative expenses	174,276,942	147,803,414

Loss from operations	(99,854,569)	(69,808,240)

Other income (expense), net
Interest and dividend income	7,038,731	580,502
Interest expense	(23,167)	(91,540)
Unrealized gain (loss) on marketable securities	1,594,221	(290,081)
Other, net	(8,250,335)	(2,562,569)
Total other income (expense), net	359,450	(2,363,688)

Net loss before income taxes	(99,495,119)	(72,171,928)

Income tax expense	—	—
Net loss	$(99,495,119)	$(72,171,928)

Other comprehensive income (loss)
Unrealized gain (loss) on available for sale debt investments, net of income tax	517,214	(52,849)
Comprehensive loss	$(98,977,905)	$(72,224,777)

Weighted average common stock outstanding, basic and diluted	108,205,893	41,065,954
Net loss per share attributable to common stockholders, basic and diluted (1)	(0.96)	(1.95)
(1) On March 28, 2025, the Company announced a 6,765.396 for 1 stock split, effective March 31, 2025. This stock split is reflected retroactively in all periods presented for the common shares issued and outstanding.

NEWSMAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,
(unaudited)

	2025	2024
Cash flows from operating activities:
Net loss	$(99,495,119)	$(72,171,928)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,327,229	6,172,395
Stock-based compensation	11,955,882	-
Change in fair value of warrant liability	1,824,179	6,499,821
Change in fair value of derivative liability	6,104,230	2,380,393
(Recovery of) provision for credit losses	(186,031)	259,269
Unrealized (gain) loss on marketable securities	(1,594,221)	290,081
Lease expense	3,615,173	3,453,550
Commitment fee - standby equity purchase agreement	500,000	-
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(4,971,013)	(6,553,234)
Inventory	(234,471)	2,042,009
Prepaid expenses and other current assets	(1,703,859)	(3,517,375)
Funding of settlement escrow	(40,000,000)	-
Other assets	(1,550,501)	-
Security deposits	27,563	176,452
Increase (decrease) in liabilities:
Accounts payable	1,921,304	(5,087,528)
Accrued expenses	1,722,991	7,400,084
Lease liabilities	(3,965,506)	(3,686,910)
Settlement liability	15,062,144	15,139,668
Other long-term liabilities	925,000	-
Deferred revenue	(739,853)	(1,484,180)
Net cash used in operating activities	(104,454,878)	(48,687,432)

Cash flows from investing activities:
Purchase of investments	(148,947,833)	(57,432,300)
Proceeds from maturity of investments	48,700,000	-
Sale of investments	49,774,530	-
Purchase of property and equipment	(2,650,515)	(996,291)
Net cash used in investing activities	(53,123,819)	(58,428,592)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net	80,742,222	125,821,070
Proceeds from issuance of common stock IPO, net	67,469,857	-
Proceeds from exercise of stock options	7,882,962	-
Proceeds from additional stock issuance	88,500	-
Payment of dividend	(915,069)	-
Payment of line of credit	-	(500,000)
Principal payment under finance lease obligation	(199,237)	(189,370)
Net cash provided by financing activities	153,958,832	125,131,700

NEWSMAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
Years Ended December 31,
(unaudited)

	2025	2024
Net change in cash	$(3,619,865)	$18,015,676
Cash and cash equivalents – beginning	24,052,887	6,037,211
Cash and cash equivalents – ending	$20,433,022	$24,052,887

Supplemental disclosures of cash flow information:
Operating lease assets obtained in exchange for operating lease liabilities	$5,248,175	$38,955
Taxes paid	28,160	16,374
Interest paid	1,829	42,300

Non-cash transactions:
Property and equipment acquired through accounts payable	$178,627	$151,415
Non-cash financing activities:
Issuance of warrants resulting in recognition of warrant liabilities	$-	$6,373,757
Issuance of warrants in connection with the issuance of convertible stock	1,144,976	1,738,886
Common stock issuance costs reclassified from prepaid expenses	(1,798,989)	-
Conversion of preferred stock Series A to common stock	129,185,139	-
Conversion of derivative liability to equity	75,000,000	-
Conversion of warrant liability to equity	8,324,000	-

NEWSMAX INC.
NON-GAAP ADJUSTED EBITDA RECONCILIATION
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(2,971,568)	$(6,888,395)	$(99,495,119)	$(72,171,929)
Add
Depreciation	628,090	744,336	2,789,875	3,115,635
Interest, net	(1,974,578)	(342,036)	(7,015,564)	(488,962)
Unrealized (gain) loss on marketable securities	448,418	555,010	(1,594,221)	290,081
Stock-based compensation	3,413,748	—	11,955,881	—
Other corporate matters (1)	(684,600)	7,147,460	78,612,413	76,940,693
Other, net (2)	(109,625)	1,277,227	8,250,335	2,562,569
Income tax expense	(70,429)	(20,798)	—	—
Adjusted EBITDA	$(1,320,544)	$2,472,804	$(6,496,400)	$10,248,087
(1) For the years ended December 31, 2025 and 2024, primarily relates to the settlement of two lawsuits. See Footnote 12 - Legal in the notes to the consolidated financial statements in Newsmax's Annual Report on Form 10-K for the twelve months ended December 31, 2025 for additional background on these legal matters.

(2) For the year ended December 31, 2025, Other, net primarily consisted of the final fair market adjustments of the warrant liability and derivative liability totaling $1.8 million and $6.1 million, respectively.